CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen International Trust


     We consent to the use of our reports dated November 26, 1997 for Evergreen Global Opportunities Fund, Evergreen International Growth Fund, Evergreen Latin America Fund, Evergreen Natural Resources Fund and Evergreen Precious Metals Fund incorporated by reference herein.

                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP


Boston, Massachusetts
February 27, 1998